UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2010 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Energy Efficiency Programs and Incentive Ratemaking

On September 28, 2010, a proposed decision and an alternate proposed decision were issued in the final true-up phase of the energy efficiency incentive ratemaking proceeding pending at the California Public Utilities Commission (“CPUC”).  In the true-up phase, the CPUC will determine the final amounts to be awarded to (or refunded by) the California investor-owned utilities based on the energy savings achieved through implementation of their respective 2006-2008 energy efficiency programs.  The CPUC has previously awarded Pacific Gas and Electric Company (“Utility”) incentive revenues totaling $75 million for implementation of its 2006-2008 programs.  The proposed decision recommends that no additional incentive revenues be awarded to the Utility based on energy savings assumptions and calculations used by the CPUC’s Energy Division which the utilities had contested.  The alternate proposed decision recommends that the Utility be awarded additional incentive revenues of $40.3 million, an amount equal to the amounts that had been held back from the interim awards.

The CPUC is scheduled to issue a final decision to complete the true-up process by the end of 2010.  PG&E Corporation and the Utility are unable to predict the final amount of incentive revenues, if any, that the Utility will receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 30, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 30, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary